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                                                              Exhibit 10.11



                                PROMISSORY NOTE
$41,600,000                                                   March 27, 1997



     FOR VALUE RECEIVED, GULF STATES TRANSMISSION SYSTEMS, INC., a
Delaware corporation (the "Borrower"), hereby promises to pay to the order of
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NationsBank, N.A. (the "Bank"), at the office of NationsBank, N.A., a national banking association, as Agent (the "Agent"), at the address set forth in the Loan Agreement referred to below (or at such other place or places as the holder hereof may designate), the principal sum of up to FORTY-ONE MILLION SIX HUNDRED THOUSAND AND NO/100s DOLLARS ($41,600,000.00) pursuant to the terms and conditions of that certain Amended and Restated Loan Agreement dated as of the date hereof among the Borrower, the Lenders (as defined therein) and the Agent, as amended, modified or replaced from time to time (as so amended, modified or replaced, the "Loan Agreement"). All the terms, conditions, definitions and
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covenants of such Loan Agreement are expressly made a part hereof in the same manner and with the same effect as if set forth herein at length, any holder of this Note being entitled to the benefits and remedies provided for in the Loan Agreement.

     This Note shall bear interest on the outstanding balance hereof as provided in Section 2.04 of the Loan Agreement and such interest shall be payable as provided in Section 2.04 of the Loan Agreement. The principal amount of this Note shall be due and payable as provided in Section 2.03 of the Loan Agreement.

     In the event the amounts owing under this Note shall be accelerated in accordance with the terms of the Loan Agreement or the other Loan Documents, the amounts owing hereunder shall become immediately due and payable without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived. Further, in the event amounts owing hereunder are not paid when due (including any stated or accelerated maturity), the Borrower agrees to pay promptly upon demand, in addition to principal, interest and other amounts owing hereunder, all costs of collection, including reasonable attorneys' fees and expenses.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed under seal as of the date first above written.

ATTEST:                               GULF STATES TRANSMISSION SYSTEMS,
                                      INC., a Delaware corporation

By: /s/ J. Douglas Cox                By:   /s/ Douglas A. Shumate
   -----------------------------          -----------------------------
Name:   J. Douglas Cox                    Douglas A. Shumate
     ---------------------------          Vice President and Chief
Title:               Secretary            Financial Officer
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(Corporate Seal)